                                                                 Exhibit 23.1



                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2000 relating to the consolidated financial statements and financial statement schedule of Wind River Systems, Inc., which appears in Wind River Systems' Annual Report on Form 10-K for the year ended January 31, 2000, as amended.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


San Jose, California
May 25, 2000